UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008

SINOBIOPHARMA, INC.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 333-144910

Nevada	26-3002371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 1-877-568-0188

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective August 29, 2008, Sinobiopharma, Inc. (the “Company”), Dongying Pharmaceutical Co, Limited, (“Dongying BVI”) and all the shareholders of Dongying BVI entered into an Extension Agreement with respect to the Share Exchange Agreement that was entered into between the same parties, dated for reference August 19, 2008 (the “Share Exchange Agreement”) whereby the Company agreed to acquire 100% of the issued and outstanding shares in the capital of Dongying BVI through the issuance of 40,000,000 shares of common stock of the Company in aggregate to the shareholders of Dongying BVI on a pro rata basis in accordance with each Dongying BVI shareholders’ percentage of ownership in Dongying BVI. Since the closing date of the Share Exchange Agreement was to occur no later than August 31, 2008, the parties decided to enter into this Extension Agreement so that the latest closing date of the Share Exchange Agreement shall take place on or before September 22, 2008.

A copy of the Extension Agreement is attached hereto as Exhibit 10.4.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.  Description of Exhibit

10.1*	Share Exchange Agreement, dated as of August 19, 2008, among the Company, Dongying BVI and all the shareholders of Dongying BVI.

10.2*	Letter Agreement among Mr. Jianguo Wang and Dongying BVI, dated effective August 19, 2008.

10.3*	Share Purchase Agreement, dated as of August 20, 2008, among the Company and Ms. Tiffany Walsh.

10.4	Extension Agreement, dated August 29, 2008, among the Company, Dongying BVI and all the shareholders of Dongying BVI.

* Previously filed on Form 8-K on August 22, 2008 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 4, 2008
SINOBIOPHARMA, INC.

By:	/s/ Jianguo Wang
Name:	Jianguo Wang
Title:	President and Director